UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

October 24, 2007

RED LAKE EXPLORATION, INC.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-52055 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)
10168 Lawson Drive, Richmond, British Columbia, Canada (Address of principal executive offices)		V7E 5M3 (Zip Code)

Registrant’s telephone number, including area code  (604) 961-0301

n/a
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 2, 2007, Caitlin Jeffs consented to and was appointed as an additional director of Red Lake by the Board of Directors.

Caitlin Jeffs (31 years old) has been a geologist since 2002 and has been self-employed since May 2006.  Ms. Jeffs received her Honors Degree in Geology in 2002 from the University of British Columbia.

Ms. Jeffs does not hold a directorship in any other reporting company.

Also, on October 16, 2007, Michael Thompson consented to and was appointed as an additional director of Red Lake by the Board of Directors.

Michael Thompson (38 years old) has been a geologist since 1997 and has been self-employed since 2006.  Mr. Thompson received his Degree in Geology in 1997 from the University of Toronto.

Mr. Thompson does not hold a directorship in any other reporting company.

Form 8K	Red Lake Exploration, Inc	Page 2

There is no family relationship among the directors or officers of Red Lake and its subsidiary.

During the last two years, there has been no transaction or proposed transaction that Red Lake was or is a party to in which Ms. Jeffs or Mr. Thompson had or is to have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Red Lake Exploration, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

RED LAKE EXPLORATION, INC.

/s/ John Di Cicco

Dated:  October 24, 2007

By:

John Di Cicco – CEO & President